UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRACKSOFT SYSTEMS, INC
(Name of Small Business Issuer in its charter)

WYOMING	7372	27-2300669
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No.)

2820 North Pinal Ave., Suite 12/292
Casa Grande, AZ 85222
520-424-5262
 (Address and telephone number of principal executive offices)

InCorp Services, Inc.
2510 Warren Avenue, Cheyenne, WY 82001
Phone 800-246-2677
 (Name, address and telephone number of agent for service)

Copies to:
Timothy S. Orr, Esq.
4328 West Hiawatha Drive, Suite 101
Spokane, WA 99205
Phone: (509) 462.2926 Fax: (509) 769.0303

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	5,000,000	$0.02 [1]	$100,000	$7.13 [2]

[1]      No exchange or over-the-counter market exists for TrackSoft Systems, Inc’s. common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
 [2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject To Completion: Dated ______, 2010

TRACKSOFT SYSTEMS, INC.
5,000,000 shares of common stock, no minimum / 5,000,000 maximum Offered at $0.02 per share

Securities Being Offered by TrackSoft Systems, Inc.	TrackSoft Systems, Inc. is offering 5,000,000 shares at an offering price of $0.02 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. TrackSoft Systems, Inc. is not using an underwriter for this offering.
2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. TrackSoft Systems, Inc. will pay all such costs, which it believes to be $4,500.
3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

	Per Share (Non Minimum)	If Maximum Sold by TrackSoft (5,000,000)
Price to Public	$.02	$.02
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.02	$100,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

TrackSoft Systems, Inc. is a development stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for TrackSoft Systems, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is ______________, 2010

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements”. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned software development, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

SUMMARY INFORMATION

The Offering

TrackSoft Systems, Inc.'s common stock is presently not traded on any market or securities exchange. 2,000,000 shares of restricted common stock are issued and outstanding as of the date of this prospectus.

TrackSoft is offering up to 5,000,000 shares of common stock at an offering price of $0.02 per share. There is currently no public market for the common stock. TrackSoft intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB).  Currently, there is no trading symbol assigned. TrackSoft’s Officer and Director own 2,000,000 shares of Restricted Common Stock.  If TrackSoft is unable to sell its stock and raise money, TrackSoft’s business would fail as it would be unable to complete its business plan and any investment made into the Company would be lost in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 8 - 14.

Company History

Unless otherwise indicated, any reference to TrackSoft or as “we”, “us”, or “our” refers to TrackSoft Systems, Inc. TrackSoft Systems, Inc. is a development stage company that was incorporated on March 30, 2010, under the laws of the State of Wyoming. Our fiscal year end is August 31. The principal offices are located at 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222.  The telephone number is (520) 424-5262 the fax number is (520) 374-2613.

Since becoming incorporated, TrackSoft has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. TrackSoft has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

We are a development stage corporation.  We intend to be in the business of software development related to construction project management use.  We do not own any interest in any property.  Currently, we have no further business planned if we are unable to develop our software and commercialize its use.

As of August 31, 2010, the date of company's last audited financial statements, TrackSoft has raised $5,000 through the sale of common stock.  This sale was a purchase of 2,000,000 shares by the Company’s officer and director Matthew Howell.

TrackSoft’s current expenses from inception to August 31, 2010 were $750. This expense is relating to corporate start-up fees.  The Company anticipates expense of $4,000 relating to bookkeeping/auditing fees for this filing. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of TrackSoft filed with this prospectus.

Management

Currently, TrackSoft has one Director, Matthew Howell and two Officers Matthew Howell and Phuthachak Muleethed. Our sole Director and Officers have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officers/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

Summary of Financial Data
As of August 31, 2010

Revenues	$0

Operating Expenses	$750

Earnings (Loss)	$(750)

Total Assets	$4,250

Working Capital	$4,250

Shareholder’s Equity	$4,250

RISK FACTORS AND UNCERTAINTIES

An investment in a development stage enterprise with no history of operations such as ours involves an unusually high amount of risk, unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of projected business operations and/ or plans are forward-looking statements inherently subject to error.  Unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and development of construction software programs.  We have not generated any revenue from operations to date.

At August 31, 2010, we had cash on hand of $4,250.  Additional funding will be needed for business development, general administrative expenses and marketing costs.

In order to expand our business operations, we will need additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of shares of common stock or advances from our directors and officers.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated on March 30, 2010.  We have not started our proposed business operations or realized any revenues and we have been involved primarily in organizational activities.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by marketing and developing educational software programs.  We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.

IF WE FAIL TO FINALIZE THE DEVELOPMENT OF OUR PROPOSED SOFTWARE, WE WOULD HAVE TO CEASE OPERATIONS.

We have not begun the development of our proposed construction software to date.  If we are unable to raise sufficient proceeds for the development of the software then we would likely be forced to cease operations.  If we cease or suspend our business operations any investment made into the company would likely be lost in its entirety.

IF MATTHEW HOWELL, OUR PRINCIPAL OFFICER SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our principal officer and a director, Matthew Howell, for the future success of our business.  The loss of the services of Mr. Howell could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Howell and we do not have a contract for his services.

THE COMPANY’S OFFICERS WILL NOT BE DEVOTING A MAJORITY OF THEIR TIME TO THE DEVELOPMENT OF THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Howell and Mr. Muleethed, our officers, have other business interests that will take the majority of their time, which may create conflicts of interests that would materially harm the Company.  Each officer has indicated they plan to devote at least 10 hours per week to the development of our business.  The Company is entirely dependent upon the efforts of its officers.  If either of the officers is unable to devote at least 10 hours of their time to the development of the Company it would have a significant impact on the development of our business and may result in our Company to fail.

BECAUSE ARE OFFICERS HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT FOR PUBLIC COMPANIES, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only two officers.  Neither have formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  Mr. Howell has no formal training in financial accounting matters of public companies, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL. OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS RESULTING IN A COMPLETE LOSS OF ANY INVESTMENT MADE INTO THE COMPANY.

We will require significant expenditures of capital in order to acquire and develop our planned operations. We estimate that we will require $100,000 to carry out our operations for the next 12 months.  As of August 31, 2010, we had approximately $4,250 in cash assets. We plan to obtain the necessary funds through an equity offering.  We may not be able to raise sufficient amounts from our planned source.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

NON-ADOPTION OF SOFTWARE WITHIN THE CONSTRUCTION INDUSTRY WOULD CAUSE OUR BUSINESS TO FAIL.

Our proposed software products represent an efficient approach for project management within the construction industry.  Our success depends substantially upon the widespread adoption of our proposed software within the construction industries.  Since we have not developed our software to date, it is difficult for us to predict customer demand accurately.  Investors should be aware that the failure of us to develop this software and promote it within the construction marketplace or a delay in the development -- whether due to technological, competitive or other reasons -- would severely limit the development of our business and adversely affect our ability to ever generate revenues in the future.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS.

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals, as well as software and market development goals.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

RISKS RELATED TO OUR INDUSTRY

THE MARKET FOR SOFTWARE TOOLS WITHIN THE CONSTRUCTION INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE PLAN TO SERVE.

The market for construction software tools is fragmented and highly competitive.  Increased competition may result in lost sales and may force us to lower prices.  We expect that competition in this market will increase substantially in the future.  There can be no assurance that we can maintain or improve our competitive position.  Many of our current and potential competitors have longer operating histories, greater name recognition and greater financial, technical, sales, marketing, support and other resources than we do.

WE WILL HAVE A NEED FOR CONTINUAL INTRODUCTION OF NEW PRODUCTS AND TOOLS, AND UPDATES OF EXISTING PRODUCTS TO ADAPT TO FREQUENT CHANGES IN TECHNOLOGY.  IF WE ARE UNABLE TO INTRODUCE NEW PRODUCTS, UPDATE EXISTING PRODUCTS OR ADAPT TO CHANGES IN TECHNOLOGY OUR BUSINESS COULD FAIL.

The market for construction software products is characterized by rapidly changing technologies.  The continued growth in the use of software applications with the intense competition in its industry exacerbates these market characteristics.

Our future success will depend on our ability to adapt to rapidly changing technologies and customer demands by continually improving the features and performance of our products.  We currently do not have any scheduled release of new products and features for commercial launch, it cannot be assured that we will ever have new products in the future or if we do the will be met with market acceptance.  If we are unable to adapt to changing technologies, improve features of our current products or successful release our products, our business could fail and you could lose your entire investment.

WE ARE SUSCEPTIBLE TO UNDETECTED SOFTWARE ERRORS, OR “BUGS”, THAT COULD REDUCE REVENUE, MARKET SHARE, AND DEMAND FOR OUR PRODUCTS AND CAUSE OUR BUSINESS TO FAIL.

Product performance problems could result in lost or delayed revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation, any of which could have a material adverse effect on our business and financial performance.  Software products such as ours may contain undetected errors, or bugs, which result in product failures or poor product performance.  Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web-based technologies and the stress that may be placed on our products by the full deployment of our products to users.  If these problems occur our business may fail.

WE ARE SUSCEPTIBLE TO CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT.  IF A CLAIM OF INFRINGEMENT IS SUCCESSFUL AGAINST US, OUR BUSINESS COULD FAIL.

If any of our products violate the proprietary rights of third parties, we may be required to reengineer our products or to obtain licenses to continue offering our products without substantial reengineering.  Any efforts to reengineer our products or obtain licenses from third parties may not be successful and, in any case, could have a material adverse effect on our business and financial performance by substantially increasing our costs or potentially causing our business to fail.

RISKS RELATED TO OUR OFFERING

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST THE COMPANY.

We currently have only two officers and one director.  Our two officers and sole director has the responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities Exchange.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders.

This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

THERE IS CURRENTLY NO MARKET FOR TRACKSOFT’S COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLITAL.

There is currently no market for TrackSoft's common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of TrackSoft’s common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of TrackSoft’s anticipated software;
•	The market price of TrackSoft’s anticipates software; and

•	The ability to hire and retain competent personal in the future.

WHILE TRACKSOFT EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, WE MAY NOT BE APPROVED FOR TRADING ON THE OTCBB; THEREFORE SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, NEITHER IN THE NEAR TERM OR LONG TERM.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.  Quotation of our common stock on the OTCBB depends upon a market maker submitting an application on behalf of the Company.  We currently have no market maker whom has indicated they will submit this application and there can be no assurance that a market maker will do so in the future.  Based upon the fact we are a development stage Company and there is currently no market whatsoever for our common stock the likelihood of a market maker submitting an application for the quotation of our common stock is minimal.  Even if an application is submitted on our behalf, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, there would be no market for shareholders to sell their stock and any investment made would be lost.

TRACKSOFT HAS LIMITED FINAINCIAL RESOURCES AT PRESENT, AND PROCEEDS FROM THE OFFERING MAY NOT BE USED TO FULLY DEVELOP ITS BUSINESS. WE WILL INCUR ADDITIONAL COSTS AS A THE RESULT OF BECOMING A PUBLIC COMPANY, OUR CASH NEEDS WILL INCREASE AND OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN WILL BE IMPACTED.

TrackSoft has limited financial resources at present; as of August 31, 2010 it had $4,250 of cash on hand.  Upon the effectiveness of our Registration Statement, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations, we will incur costs for professional fees in the approximate amount of $11,000.  These costs will increase our cash needs and may hinder or delay our ability to develop our proposed business plan.

THE COMPANY IS SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO BE FULLY REPORTING.

The Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. Even if the Company is not required to file the reports, it is the intension of the Company to file the necessary reports to be considered fully reporting.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR’S SUBSCRIPTIONS, IF WE FILED FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on TrackSoft’s business and would likely cause it to fail.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. There is no assurance that we will raise the full $100,000.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.
	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Transfer Agent	$2,500	$2,500	$2,500	$2,500
SUB-TOTAL	$4,500	$4,500	$4,500	$4,500

Less: PHASE I
Webmaster Development(initial design)	$2,500	$2,500	$2,500	$2,500
Website Construction (limited website)	$1,000	$2,000	$3,000	$4,000
Hosting/Maintenance	$2,500	$2,500	$2,500	$2,500
Integration(industry specific development)	$10,000	$13,500	$26,000	$36,000
Travel	$1,000	$1,500	$2,000	$3,000
SUB-TOTAL	$17,000	$22,000	36,000	$48,000

Less: PHASE II
Internet tool Construction (functional web tool)	$0	$8,000	$12,000	$17,000
Mobile Development (mobile device expansion)	$0	$5,000	$8,000	$10,000
Implementation (field testing)	$0	$5,500	$7,500	$11,000
SUB-TOTAL	$0	$18,500	$27,500	$38,000

Less: ADMINISTRATION EXPENSES
Office, Telephone, Internet	$0	$0	$1,000	$2,000
Legal and Accounting	$3,500	$5,000	$6,000	$7,500
SUB-TOTAL	$3,500	$5,000	$7,000	$9,500

TOTALS	$25,000	$50,000	$75,000	$100,000
The above figures represent only estimated costs.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement under the 1933 Act as amended and maintaining the status of a Reporting Company under the 1934 Act.

A total of $5,000 has been raised from the sale of stock to our sole Officer and Director - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $4,500. As of August 31, 2010, TrackSoft had a balance (less outstanding checks) of $4,250 in cash.  One of the purposes of the offering is to create an equity market, which allows TrackSoft to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by TrackSoft and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the company's officer and director, Matthew Howell. Mr. Howell paid $0.0025 per share, a difference of $0.0175 per share lower than the share price in this offering.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $100,000 or $0.014 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.006 per share while our present stockholders will receive an increase of $0.012 per share in the net tangible book value of the shares they hold.  This will result in a 30% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25% of the shares are sold, as well as the dilution if all shares are sold:

	25% of		Maximum
	Offering		Offering

Offering Price Per Share	$0.02		$0.02

Book Value Per Share Before the Offering	$0.002	5	$0.002	5

Book Value Per Share After the Offering	$0.007		$0.014

Net Increase to Original Shareholders	$0.005		$0.012

Decrease in Investment to New Shareholders	$0.013		$0.006

Dilution to New Shareholders (%)	35%		30%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 5,000,000 common shares being offered by TrackSoft at $.02 per share with no minimum offering requirement.

Company Offering

TrackSoft is offering for sale common stock. If TrackSoft is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by TrackSoft. All of these shares will be issued to business associates, friends, and family of the management of the Company. The Officers, Matthew Howell and Phuthachak Muleethed, will not register as broker-dealers in connection with this offering. Neither will be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, and primarily performs substantial duties as Officers and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

DESCRIPTION OF SECURITIES
General

The authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.  We plan to offer 5,000,000 common shares at a price of $0.02 per share.  We will not sell any of the 5,000,000 common shares until the registration statement is deemed effective.

Common Stock

As of September 30, 2010, there are 2,000,000 shares of common stock issued and outstanding.  2,000,000 shares are held by our Officer / Director, Matthew Howell.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of TrackSoft’s capital stock issued and outstanding and entitled to vote represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of TrackSoft Systems, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Kyle Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding TrackSoft’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

History

TrackSoft Systems, Inc. was incorporated on March 30, 2010, in the state of Wyoming. TrackSoft has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, TrackSoft has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. TrackSoft is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

General

We intend to develop internet based software that will automate project management workflow allowing project managers, supervisors, coordinators, vendors and customers to view in real time the progress and specific scheduling of a multistage project.  It will be completely internet based, which allows the intermediaries and customers to gain access to project documentation – on a secure internet location – anywhere/anytime. We believe this platform will be a significant benefit to operations by increasing productivity and improving profitability.

The Company plans to develop and market our software application to prospective industrial clientele, businesses and municipalities whom would benefit from tracking in real time the progress of their project.

We believe this application will be a significant advantage to project managers by:

-	Allowing vendors to view in real time the status of the project; specifically when they are scheduled to perform work and notify them of any modifications or delays in the scheduled work;
-	Allow the customers to view in real time the status of their project; specifically dates and times of the different phases of work to be completed and notifications of any modifications or delays; and
-	Provide the project manager a medium where they can update all involved parties on the status of the project in real time.

We believe by focusing on the status of the project in real time or as close to real time as possible will be advantages over other project management software applications, which generally are designed for accounting management of a project.  We believe project managers will embrace the ability to have vendors and customers monitor the status of the project though an internet application and this platform will become increasingly popular taking into consideration individual’s desire for quick and reliable communication.

The systems primary function will be to improve the logistics of data management to a single point of reference.  It is intended to eliminate verbal agreements and lengthy paper processing that slows production.  Increasing production efficiencies also relates to savings in current production processes by reducing the quantity of on the job interactions.

Software Usability

We plan to develop the software to have specific access allowing both limited and full view of the project details depending on the users need and the parties’ status with the specific project.

Project managers would have full access to all jobs, phases, and supervisors inputs. This admission would allow viewing of comments, questions or disagreements that the customer, supervisor, or vendor may have.

Supervisors would have limited access, specific to their job(s).  They would be capable of viewing comments or concerns that a customer or vendor may have, as well as all project information.

Vendors would only have access to their specific phase of the project. They may make or view comments or concerns that only supervisors and project managers can see.

Customers would only have access to their specific job. The customers would be able to have access to make comments for all intermediaries and all phases of the project, but would be limited to what comments they could view as it relates to their specific job.

Projected Process of Software Integration

We believe a case in point of the proposed integration of the software into a real world application would be as follows:  After the sale of a job is made the sales associate would log on to the secure network via our proposed website at www.tracksoftsystems.com and records the sale thereby alerting all intermediaries of the purchase.  The designated project manager would immediately confirm the supervisor(s) assigned to manage the job. Through the secure website, the supervisor would immediately input and process each vendor that would be used and notify them immediately of the request allowing a predetermined period of time for the vendor to confirm acceptance of the specific job within the project.  During the entirety of the project, vendor(s) would have access through the software to post any questions or comments regarding the task and input immediately once the task was completed.  This would then allow for all intermediaries to be alerted when each phase of the project was done, allowing the next phase to immediately respond with their job acceptance.

Timing for acceptance of each job/task by the vendors would be at the discretion of the project manager and would be posted within the request from the supervisor.

We believe integration of our proposed software would significantly decrease the amount of time required to complete a project, specifically by allowing streamline communications by all parties involved in the project.

Projected Project Systems Management Functionality

We plan to develop the software so users can easily view the progress and status of the project.  We plan to utilize a “green light, yellow light, and red light” visual diagram of any given production whereby each job will list vendors and supervisors and display a current status message along with a corresponding color.

“Yellow Light” At phase 1 the initial color will show yellow meaning that the phase is not scheduled or confirmed by that phase’s vendor.  The vendor creates an entry acknowledging the acceptance of the job and codes the box yellow signifying that it is scheduled but not completed.

“Green Light” Once the task is completed by the vendor they change the light to green signifying that the next phase is ready to be scheduled. The supervisor would be alerted and have access to keep the flow continual by signifying the next phase yellow with a message to please schedule.

“Red Light” If a problem occurs and the process is stopped then the color will be displayed as red by any individual with the exception of the customer.  All “lighted boxed would be labeled with the most recent notes from the last intermediary on the job.  The benefits for the supervisor is the ability to visual address red light problems first and reduce the time and effort to inform customers and vendors verbally of any status changes.

Projected Job Page Displays

Supervisors Page:  We plan to develop the software in a manner where every job would have an access page to a printable copy of the work order and/or blueprint, a list of comments and concerns made throughout the process by each intermediary, status photos, and a map of the jobs location.  We plan to have a street view map link for each project, which will be integrated into a map that can show pin point locations of all jobs.  This will enable the supervisors to visual see the locations of all their jobs increasing productivity by reducing travel times. Supervisors will also have the ability to sort their index by vendors, jobs, or color codes.  We believe this will be a great benefit to them by allowing for the ability to prioritize problems and address them more quickly which would increase customer service and reduce down time.

Vendor Page: The vendor page functionality would be similar to the supervisors’ page in that they would be able to view all their specific jobs and sort their information accordingly. This would provide the vendor(s) with the ability to prepare for upcoming assignments and to estimate more effectively completion times.

Customer Page: Customer pages would have the most limited access. These pages would only show the blueprint, and list of scheduled tasks.  We believe this limited viewing would be adequate for customers by providing them information related to when and who will be working on their project.

Potential investors must be aware that as of the date of this prospectus we do not have any product available for commercial use or sale and have not developed any project management software.  There is no guarantee or assurance that we will be able to develop our proposed software in the future.  If we are unsuccessful in developing our proposed software in the future any investment made into the Company would be lost in its entirety.   (See “Risk Factors”)

Marketing and Strategy

Target Market

Management believes that by equipping a project manager with the ability to maintain constant communication with selected individuals they will enhance the operating efficiency of the business. While we believe our proposed real time internet based software application could enhance the operations within many industries, the following business segments will be specifically targeted:

Home Builders:  Home Builder project managers are constantly managing sub-contractors schedules. In addition with custom homes, clients want to be continually in the loop, this proposed application would allow them to view status 24/7 from anywhere.

Contractors: We believe Contractors would benefit by decreasing build time, reducing labor hours, minimizing consumable resource costs. Scheduling for subcontractors occurs the same day that the previous subcontractor completes their phase. Supervisors and other employees will spend less time traveling to and from jobs for onsite completion reporting. Consumable expenses like gasoline and equipment wear and tear are reduced because of limited visits.  Customer quality is improved because customers can view the next expected phase instead of waiting a day or more for verbal confirmation of status from supervisors. All parties spend less time with undocumented verbal requests reducing labor hours.

Subcontractors: For example, landscapers could benefit by reducing consumable resource costs like gasoline and equipment wear and tear. The landscaper has a more accurate way to schedule jobs and track job performance. Job reports that previously were submitted at the close of the day now report instantly when the job is completed.

Municipalities: utilities workers and other municipalities could benefit by more effectively tracking the time spent on job. Real time job completion can allow addition jobs to be scheduled on the same day.

Management Companies: Real estate investors and managers can share information with their assistants and vendors to avoid schedule conflicts and to complete tasks more effectively and efficiently.

Field agents: Any individual that travels between multiple jobs throughout any given day can benefit by reducing travel times and consumable resources by having updated information at their fingertips.

Marketing

We are currently in the process of developing an Internet website, which will be used to present and offer our software application for sale to the consumer (www.tracksoftsystems.com). We plan to promote the website by conventional advertising and marketing. Marketing strategies will be designed to ultimately get consumers to our website. The Company plans to accomplish this through various means including, but not limited to, Internet advertising, implementing advertising and promotional campaigns addressed directly to project managers, specifically to industrial clientele, contractors, municipalities and individual customers. Management believes that direct marketing will provide an effective method for selling products and provide the capability to measure results of sales.

We expect that our key promotional activities will include:

•	attendance at industry trade shows and conventions;

•	print advertising in journals with specialized industry focus;

•	direct mail campaigns targeted to potential customers; and

•	web advertising, including supportive search engines and website and registration with appropriate sourcing entities;

It is important to note that we have not yet fully developed our website, and there can be no assurance that we will be able to implement any marketing campaigns and strategies successfully in the future.

Market and Industry Overview

A new adaptation of technology usually determines its own market size. The number of potential users of our proposed software application makes it difficult to quantify. We intend to pursue initial markets in the construction industries.

Competition

The software application markets are extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy, and cost.

Our primary competitors are expected to include companies with substantially greater financial, technological, marketing, personnel and research and development resources than we currently have. There are direct competitors with competitive technology and products in the project management software application markets for our proposed products. There can be no assurance that we will be able to compete successfully in this market. Further, there can be no assurance that existing and new companies will not enter the market space in the future, thereby limited our potential for success. See “Risk Factors.”

Our Competition

Similarly, in the software/technology industry, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Our Office

The principal offices are located at 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222.  The telephone number is (520) 424-5262 the fax number is (520) 374-2613.

Our Employees

Other than our officer and director, Matthew Howell and our officer, Phuthachak Muleethed we have no employees.  Assuming financing can be obtained, management expects to hire additional staff and employees as necessary as implement of our business plan requires.

DESCRIPTION OF PROPERTY

The principal offices are located at 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222.  The telephone number is (520) 424-5262 the fax number is (520) 374-2613.  The Company does not own or lease any property.  Currently, Mr. Howell our president is providing our office space at no charge.

LEGAL PROCEEDINGS

TrackSoft Systems, Inc. is not currently a party to any legal proceedings. TrackSoft’s agent for service of process in Wyoming is: InCorp Services, 2510 Warren Avenue, Cheyenne, WY 82001—Phone 800-246-2677.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.
Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401  paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. TrackSoft anticipates applying for trading of the common stock on either the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, TrackSoft can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Purchases of Equity Securities by the Small Business Issuer and Affiliates

There were no purchases of our equity securities by us or any of our affiliates during the year ended August 31, 2010 other than the purchase by Mr. Howell in May 2010 of 2,000,000 common shares for total consideration of $5,000.

Holders of the Common Stock

As of the date of this registration statement, TrackSoft had (1) registered shareholder.  Matthew Howell, Officer and Director currently own 2,000,000 common shares, which represent 100% of the issued and outstanding common stock.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, TrackSoft has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

FINANCIAL STATEMENTS

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)

Financial Statements
August 31, 2010

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)

Financial Statements
August 31, 2010

Kyle L. Tingle CPA, LLC

PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Tracksoft Systems, Inc.

We have audited the accompanying balance sheet of Tracksoft Systems, Inc. (A Development Stage Enterprise) as of August 31, 2010 and the related statements of operations, stockholders' deficit, and cash flows for the period March 30, 2010 (inception) through August 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracksoft Systems, Inc. (A Development Stage Enterprise) as of August 31, 2010 and the results of its operations and cash flows for the period March 30, 2010 (inception) through August 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC (signature)

Kyle L. Tingle, CPA, LLC

September 8, 2010
Las Vegas, Nevada

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Balance Sheet
August 31, 2010

ASSETS

Current assets
Cash	$4,250
Total current assets	4,250

Total assets	$4,250

LIABILITIES AND STOCKHOLDER’S EQUITY

Total liabilities	$-

Stockholder’s Equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 2,000,000 issued and outstanding	2,000
Additional paid in capital	3,000
Deficit accumulated during the development stage	(750)
Total stockholder’s equity	4,250

Total liabilities and stockholder’s equity	$4,250

See accompanying notes to financial statements.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Statements of Operations

Period of March 30, 2010 (Inception) to August 31, 2010

Revenue	$-

Expenses
Professional fees	750
Total expenses	750

Net loss	$(750)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	2,000,000

See accompanying notes to financial statements.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Statement of Changes in Stockholder’s Equity
For the Period of March 30, 2010 (Inception) to August 31, 2010

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, March 30, 2010 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash, April 19, 2010, $0.0025 per share	2,000,000	2,000	3,000	-	5,000
Net loss, period of March 30, 2010 (Inception) to August 31, 2010	-	-	-	(750)	(750)
Balance, August 31, 2010	2,000,000	$2,000	$3,000	$(750)	$4,250

See accompanying notes to financial statements

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Statements of Cash Flows

Period of March 30, 2010 (Inception) to August 31, 2010

Cash flows from operating activities
Net loss	$(750)
Net cash used in operating activities	(750)

Net cash used in investing activities	-

Cash flows from financing activities
Proceeds from common stock issuances	5,000
Net cash provided by financing activities	5,000

Increase in cash	4,250
Cash at beginning of period	-
Cash at end of period	$4,250

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
 August 31, 2010

Note 1 - Nature of Business

TrackSoft Systems, Inc. (“Company”) was organized on March 30, 2010 under the laws of the State of Wyoming for the purpose of developing a construction project management software package.   The Company currently has no operations and, in accordance with ASC 915 “Development Stage Entities,” is considered a Development Stage Enterprise.  The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

The Company has elected a fiscal year end of August 31.

Note 2 - Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of August 31, 2010.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments
The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at August 31, 2010.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
 August 31, 2010

Note 2 - Significant Accounting Policies (continued)

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at August 31, 2010. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended August 31, 2010.

Earnings Per Share Information
FASB ASC 260, “Earnings Per Share” provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Share Based Expenses

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
 August 31, 2010

Note 2 - Significant Accounting Policies (continued)

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

Note 3 -Stockholder’s Equity

Common stock

The authorized common stock of the Company consists of 50,000,000 shares with par value of $0.001.  On April 19, 2010, the Company authorized the issuance of 2,000,000 shares of its $0.001 par value common stock at $0.0025 per share in consideration of $5,000 in cash.

As of August 31, 2010 the Company has 2,000,000 shares of its $0.001 par value common stock issued and outstanding to one shareholder.

Net loss per common share

Net loss per share is computed using the basic and diluted weighted average number of common shares outstanding during the period.  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding unless common stock equivalent shares are anti-dilutive.  Dilutive potential common shares are additional common shares assumed to be exercised. Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during the period ended August 31, 2010.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
 August 31, 2010

Note 4 -Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended August 31, 2010, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company’s deferred tax asset as of August 31, 2010 is as follows:

August 31, 2010
Net operating loss carry forward	$263
Valuation allowance	(263)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

August 31, 2010
Net operating loss carry forward	$263
Valuation allowance	(263)
Net deferred tax asset	$-

The Company did not pay any income taxes during the period ended August 31, 2010.

The net federal operating loss carry forward will expire in 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

TRACKSOFT SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
 August 31, 2010

Note 5 -Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Note 6 -Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on March 30, 2010 in the State of Wyoming, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.  We intend to commence operations as software development company. We intend to develop internet based software that will automate project management workflow allowing project managers, supervisors, coordinators, vendors and customers to view in real time the progress and specific scheduling of a multistage project

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering would last an estimated 12 months, however we will require additional beyond the proceeds raised in this offering getting to a level of operations.

We have only two Officers and one Director. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, the may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

The Company’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we cannot raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues in the future.  If we do not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

We do not expect to incur research and development costs within the next twelve months (12).  We currently do not own any significant plant or equipment that it would seek to sell in the near future.  Management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its officers and director appears sufficient at this time.  The Company has not paid for expenses on behalf of any director.

Plan of Operations

The success of our business is entirely dependent upon raising proceeds from this offering.  If we are successful in the raise we plan to implement the following activities (based upon proceeds raised from this offering at various levels):

The first phase is estimated to cost up to $48,000 as described below.

PHASE I	25% of shares are sold	50% of shares are sold	75% of shares are sold	100% of shares are sold
Webmaster Development(initial design)	$2,500	$2,500	$2,500	$2,500
Website Construction (limited website)	$1,000	$2,000	$3,000	$4,000
Hosting/Maintenance	$2,500	$2,500	$2,500	$2,500
Integration(industry specific development)	$10,000	$13,500	$26,000	$36,000
Travel	1,000	1,500	2,000	3,000
SUB-TOTAL	$17,000	$22,000	$36,000	$48,000

The second phase would cost up to $38,000 as outlined below.

Less: PHASE II	25% of shares are sold	50% of shares are sold	75% of shares are sold	100% of shares are sold
Internet tool Construction (functional web tool)	$0	$8,000	$12,000	$17,000
Mobile Development (mobile device expansion)	$0	$5,000	$8,000	$10,000
Implementation (field testing)	$0	$5,500	$7,500	$11,000
SUB-TOTAL	$0	$18,500	$27,500	$38,000

Please note that the above are estimates and the costs may be significantly different that the above figures.  Moreover the above estimates do not include expenses associated with this offering, estimated at $4,500 or administrative expenses estimated from $3,500 to $9,500 respectively.

We plan to commence the phase one after raising the required funds from this offering.  There can be no guarantee or assurance that the Company will be able to raise the required proceeds through this offering to fund either Phase I or Phase II described above.  If the Company is unable to raise the required proceeds from this offering its business plan would fail and any investment made into the Company would be lost.

Currently management estimates the proceeds from this offering can be raised within 120 days if and when the prospectus herein is deemed effective by the SEC.  Contingent upon this offering and once the proceeds are raised Phase I should begin from approximately 30 to 60 days.  We currently do not have any verbal or written agreement regarding initiation of any of the above described activities.

Results Of Operations For The Period From Inception Through August 31, 2010

We have not earned any revenues from our incorporation on March 30, 2010 to August 31, 2010.  We do not anticipate earning revenues unless fully develop our proposed software, which is doubtful. We have not begun the development of our software and can provide no assurance that we will be successful in developing our proposed software in the future.

We incurred operating expenses in the amount of $750 for the period from our inception on March 30, 2010 to August 31, 2010. These operating expenses were comprised of start-up costs.

We have not attained profitable operations and are dependent upon obtaining financing to our proposed business of software development. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. TrackSoft was incorporated in the State of Wyoming on March, 2010; we are development stage enterprise and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

We are seeking equity financing though this offering to provide for the capital required to source our initial software development. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our software development.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, TrackSoft has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of September 30, 2010, we had cash on hand (less outstanding checks) of $4,250 with $200 of liabilities.  We anticipate an additional $5,831 of expenses relating to this offering.

We have no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring employees over the next twelve months.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recently Issued Accounting Standards

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

TrackSoft’s executive officer and director and his respective age as of August 31, 2010 are as follows:

Directors:

Name of Director	Age
Matthew Howell at 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222	35
Executive Officers:
Name of Officer	Age	Office
Matthew Howell 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222	35	President, Chief Financial Officer, Chief Executive Officer
Phuthachak Muleethed 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222	Age 42	Corporate Secretary

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Matthew Howell, age 35, CEO, CFO, President, and Member of the Board of Directors:  For the past five years (5) years, Mr. Howell has been an independent income tax preparer and small business consultant, Gilbert-Arizona.  Mr. Howell has experience in income tax law and small business management. Over the past two (2) years Mr. Howell owned and operated Access EDGAR Filings LLC, Gilbert-Arizona.  Access EDGAR Filings is a company engaged in providing third party filing services for corporations with the United States Securities and Exchange Commission. Over the past year (1) Mr. Howell has owned and managed Presidential Painting Services, LLC, Gilbert-Arizona.  Presidential Painting Services is a specialty trade contractor engaged in providing commercial and residential painting services.  He has is Bachelor of Arts Degree/Business Management and Administration from Northwest College - Kirkland, Washington.

 Mr. Howell will be able to spend up to 8-10 hours per week on the development of TrackSoft Systems, Inc. at no cost to the Company.

Phuthachak Muleethed, age 42, is the Secretary of our Company since inception. Phuthachak for the past five (5) years has been self employed business consultant primarily involved with business development and financing.  Phuthachak has consulted to numerous small and medium sized businesses in the design and development of marketing plans, offering documents and Internet presence. He also has experience in the area of financial structuring and fund raising for start-up businesses.

Mr. Muleethed will be able to spend up to 8-10 hours per week on the development of TrackSoft Systems, Inc. at no cost to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Matthew Howell Director, President CEO/CFO	2010	0	0	0	0	0	0	0

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Phuthachak Muleethed Secretary	2010	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended August 31, 2010. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended August 31, 2010.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

TrackSoft did not grant any stock options to the executive officer during the most recent fiscal period ended August 31, 2010. TrackSoft has also not granted any stock options to the executive officer since incorporation, March 30, 2010.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

TrackSoft has no significant employees other than the officers and director described above, whose time and efforts are being provided to TrackSoft without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to TrackSoft to own more than 5% of the outstanding common stock as of August 31, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Matthew Howell 2820 North Pinal Ave., Suite 12/292, Casa Grande, AZ 85222	2,000,000 shares	100%

The percent of class is based on 2,000,000 shares of common stock issued and outstanding as of August 31, 2010.  Matthew Howell, officer and director was issued 2,000,000 common shares in May 2010 for consideration of $5,000, which represents 100% of the current outstanding stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Matthew Howell as founder of TrackSoft Systems, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of TrackSoft. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The Officers
- Sole Director;
-Any person proposed as a nominee for election as a director;
-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-Any relative or spouse of any of the foregoing persons who have the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Wyoming Business Corporation Act.

Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

Code of Ethics

The Board of Directors adopted a Code of Ethics for the Company on March 30, 2010.

THE SEC’S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

TrackSoft has not engaged the services of a registrar and transfer agent for our shares of common stock.  We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for TrackSoft Systems, Inc. by The Law Office of Timothy S. Orr, PLLC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Please note the Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. Even if the Company is not required to file the reports, it is the intension of the Company to file the necessary reports to be considered fully reporting.

OUTSIDE BACK COVER:

PROSPECTUS
Subject To Completion: Dated ______, 2010

TRACKSOFT SYSTEMS, INC.
5,000,000 shares of common stock, no minimum / 5,000,000 maximum Offered at $0.02 per share

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.58
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$800.00
Miscellaneous	$525.00
Total	$5,830.58

TrackSoft is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Wyoming Business Corporation Act (“WBCA”) and our bylaws.

Under the WBCA, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Wyoming law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

In TrackSoft issued 2,000,000 shares of common stock for total consideration of $5000 to Matthew Howell, current officer and director of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal Opinion with Consent

14.1	Code of Ethics

23.1	Consent of Accountant

UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Casa City, AZ on November 12, 2010.

TRACKSOFT SYSTEMS, INC.

By: /s/ TrackSoft Systems, Inc.
Matthew Howell
President, Director
Principal Executive Officer
Chief Financial Officer
Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By: /s/ TrackSoft Systems, Inc.
Matthew Howell
President, Director
Principal Executive Officer
Chief Financial Officer
Chief Accounting Officer